EXHIBIT 10.11

                               CO-BRAND AGREEMENT

This Co-Brand Agreement, dated between CareerEngine, Inc. ("CareerEngine"), a New York corporation with its principal place of business at 2 World Trade Center, Suite 2112, New York, NY 10048 and ((Company)) ("((COMPANY_AKA))"), a corporation, with its principal place of business at ((Address1)), ((Address2)), ((City)) ((State)) ((PostalCode)).

WHEREAS, CareerEngine possesses a certain expertise in the creation and development of websites specializing in the provision of career services and is an ASP (Application Service Provider) offering these and related services to others ("the ASP Services");

WHEREAS, ((COMPANY_AKA)) owns and operates a website at ((WEBSITE)) (the "Website"), and wishes to avail itself of CareerEngine's ASP Services;

WHEREAS, ((COMPANY_AKA)) is desirous of having CareerEngine host a co-branded website incorporating functionality relating to career services and CareerEngine is desirous of doing so.

NOW, THEREFORE, for good and valuable consideration the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   The Co-Branded Website.

CareerEngine shall create and host a co-branded website incorporating all the content, tools and functionality from a CareerEngine career site into ((WEBSITE)) frame that includes the logo, navigation bar and the top banner. The name of the co-branded site will be Career Center on ((WEBSITE)) (the "Co-Branded Website"). CareerEngine will develop and design the Co-Branded Website with a look and feel compatible with the ((COMPANY_AKA)) Website. The Co-Brand Website shall be subject to approval by ((COMPANY_AKA)) which approval shall not be unreasonably withheld. CareerEngine shall keep the CO-Branded Website continuously updated so that the Co-Branded Website reflects the current content and any new functionality on the CareerEngine career Sites.

2.   Services

CareerEngine will develop, operate and supply the Co-Branded Website with the functions typically made available on other co-branded sites operated by CareerEngine and will contain the words "Powered by CareerEngine Solutions" at the bottom of the home page. The link from the ((COMPANY_AKA)) website to the Co-Branded Website (the "Gateway Page") shall apprise users of the availability of the Co-Branded Website and shall contain such characteristics as agreed upon by CareerEngine and ((COMPANY_AKA)). CareerEngine shall develop a new Career Service Website for ((COMPANY_AKA)) (the " Career Website") which will contain relevant career service and recruiting information with a look and feel similar to the Website.

CareerEngine will operate the Co-branded Website and maintain and keep up to date all job listing and advertising placements. CareerEngine will also provide the additional support services described in Addendum A

3.   Content of Co-Branded Website

All content on the Co-Branded Website will be subject to ((COMPANY_AKA))'s prior reasonable approval. This includes, without limitation, text, privacy policy, graphics, advertising and sponsorship. Functionality, look and feel operation and of the Co-Branded Website will also be subject to ((COMPANY_AKA))'s prior reasonable approval.

4.   ((COMPANY_AKA)) Content and Trademarks

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((COMPANY_AKA))  represents and warrants that it owns all worldwide right, title and interest in and to, or has the right under valid licenses, any content contributed to the Co-Branded Website by ((COMPANY_AKA)) ("((COMPANY_AKA)) Content"), and all related information, data layouts and formats made available by ((COMPANY_AKA)) hereunder, including, but not limited to, all copyrights (including without limitation, audiovisual works and moral rights), patents, and other worldwide intellectual property rights therein. All rights are reserved. ((COMPANY_AKA)) and its licensors own all right, title, and interest in and to their respective trademarks, service marks, and logos ("Marks") worldwide.

5.   Trademark License

Subject to the terms and conditions of this Agreement, ((COMPANY_AKA)) hereby grants to CareerEngine a non-exclusive, worldwide license to use and publicly display the ((COMPANY_AKA)) Mark in connection with the ((COMPANY_AKA)) Content and in connection with the Licensor links during the term of this Agreement, provided that such use is in accordance with ((COMPANY_AKA)) then current trademark usage guidelines, which guidelines will be provided to CareerEngine. ((COMPANY_AKA)) and its licensors may modify the Marks at any time upon written notice to CareerEngine. CareerEngine shall not form combination marks with the Marks or modify the Marks without ((COMPANY_AKA))'s written approval. CareerEngine hereby assigns to ((COMPANY_AKA)) and its licensors, as the case may be, all right, title and interest in the Marks, together with the goodwill attaching thereto, that may inure to it in connection with this Agreement or its use of the Marks hereunder.

6.   Financial Consideration

In consideration for CareerEngine's provision of the services and the performance of its other obligations under the Agreement, CareerEngine shall collect all revenues of the Co-Branded Website and will be entitled to receive a percentage of net revenues, as defined in Addendum B, in an amount set forth in Addendum B.

7.   Term

Subject to the terms and conditions hereof, the term of this Agreement shall be for the period commencing on the date that site becomes operational as set forth in a notice by CareerEngine and ((COMPANY_AKA)) (the "Commencement Date") and shall be automatically renew for successive one-year renewal terms unless otherwise terminated by either party at least sixty (60) days notice prior to the initial term or any renewal term in writing ("Renewal Term").

8.   Obligations of CareerEngine.

During the term of this Agreement, CareerEngine hereby covenants and agrees to provide the services defined in Section 2 at its reasonable sole cost.
Additionally, CareerEngine will utilize its internal staff and network distribution partners, to market and sell job postings, resume connections and featured employers (the "Products"). The job posting criteria can be revised at any time upon the mutual agreement of both parties. Any job posting that does meet the criteria as agreed upon by both parties shall be removed. ((COMPANY_AKA)) will set the rates for the Products, using the input and advise of CareerEngine.

CareerEngine shall be responsible for providing the Services consistent with industry standards, except as provided in Addendum C. CAREERENGINE DISCLAIMS ALL OTHER WARRANTIES AND REPRESENTATIONS, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE.

9.   Obligations of ((COMPANY_AKA)).

During the term of this Agreement, ((COMPANY_AKA)) hereby covenants and agrees to maintain the hyperlink between the home pages and all main navigation views of ((COMPANY_AKA))'s website and the Co-Branded

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website and to actively  promote to the extent it deems  appropriate  the use of
such   hyperlink   for   employment    search    opportunities.    Additionally,
((COMPANY_AKA)) agrees to marketing and sell the Products

((COMPANY_AKA)) shall also be responsible for the following and any additional obligations that may be outlined in Addendum C:

     a. CareerEngine will allow ((COMPANY_AKA)) to review the site before the agreed upon launch date. This is Milestone 3 and is stated in the CareerEngine Network Proposed Project Flowchart and timeline. See Addendum D for details. Note: the site review by((COMPANY_AKA)) should take place ten (10) business days before the scheduled launch date and may take up to 5 business days to review and implement. This review will only be an editorial review, which only includes text changes and "look and feel" changes. Any component development or component changes requiring further development must be surfaced at Milestone 2. see Addendum D for details. If ((COMPANY_AKA)) does have additional component changes in Milestone 3, those changes will not be made until after the Launch Date. If ((COMPANY_AKA)) does not complete its editorial review within the five (5) business days allotted, the Launch date will slip accordingly. CareerEngine is not responsible for this delay.

     b.   CareerEngine  must know  within the first ten (10) days of the project
          launch  whether   ((COMPANY_AKA))  would  like  to  mask  the  URL  to
          CareerEngine's hosted career site.

          i. CareerEngine recommends that((COMPANY_AKA))set up a site called careers.((COMPANY_AKA)).com

          ii.  CareerEngine does not support framesets for URL masking

     c.   Site Information

          i. Legal pages - the legal papers on the new career site will point directly to CareerEngine Legal content

          ii.  Press    Releases    -    CareerEngine    will   link    directly
               to((COMPANY_AKA))Press releases

          iii. About Us Section - CareerEngine will link directly to((COMPANY_AKA)) About Us Section. ((COMPANY_AKA)) will provide CareerEngine with the necessary information on the About Us and CareerEngine will also insert CareerEngine's About Us content on the About Us page hosted by CareerEngine.

          iv. Home Button - CareerEngine will create a Home button to link directly to((COMPANY_AKA))Home Page.

     d.   Process

          i. Attached as an Addendum D is a general overview of how CareerEngine proposes to build the site. Note: customer communication is vital to keeping the project on track and on time

               a.   if  CareerEngine  does not receive  timely  (read  within 24
                    hours)  response  from  requests  to  ((COMPANY_AKA)),   the
                    project may slip beyond the launch date.

               b. Launch is contingent upon adherence to the process in Addendum D and timely response from((COMPANY_AKA))

          ii. CareerEngine will test its site and content on the two newest versions of Internet Explorer and Netscape Navigator only.

          iii. Start date will not commence until the following requirements are obtained from((COMPANY_AKA)):

               b. Completed Client Information Sheet/ Questionnaire and Credit application - this information sheet contains all pertinent contact information and technical information necessary to prepare for the site. The contact information will include those persons responsible for the technical integration of the CareerEngine career site into the site of ((WEBSITE)).

               c. Requirements. This contract contains all of the overall requirements set forth by ((COMPANY_AKA)). By executing this contract, ((COMPANY_AKA))agrees that the above requirements and deliverables will be provided by CareerEngine. Any additional enhancements and changes will not be required by CareerEngine to deliver.

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               d.   Receipt of the initial setup fee.

          iv. CareerEngine will, however, attempt to fulfill such additional requests to the best of its ability given the time and resources allowed. However, CareerEngine will not be held accountable for any additional features other than the features explicitly stated above.

          v. Launch date will be thirty-one (31) calendar days from the start date unless otherwise noted in wring, but CareerEngine should be liable if the Launch date is delayed.

     e.   Post Launch

          i. Once the ((COMPANY_AKA)) career site is launched to the public, all inquiries, issues or requests with respect the operations of such site will be assigned to and should be directed to a CareerEngine Account manager.

          ii.  Additional enhancements and changes following the launch

          a. Any additional enhancements and changes after the launch which were not defined in this agreement should be directed to your account manager.

          b. CareerEngine will perform enhancements and changes on behalf of ((COMPANY_AKA)) no earlier than sixteen (16) calendar days following the launch date.

          c. Any enhancements and changes will be performed by CareerEngine at the hourly rate of $175 per hour. In addition, the enhancements may require an increase in the amount of the monthly hosting and maintencae fee in an amount to be set forth in a notice delivered by CareerEngine to ((COMPANY_AKA)). The rate is based on a four
               (4) hour minimum for a CareerEngine IT Representative.

10.  Compliance With Laws.

((COMPANY_AKA)) shall not use or permit its end users to use the Services in any manner that violates any applicable laws or CareerEngine's use policies, infringes on the rights of others or interferes with users of the CareerEngine network or other networks, including, without limitation, distribution of chain letters or unsolicited bulk electronic mail (spamming), distribute or release computer worms and viruses, use a false identity, attempt to gain unauthorized entry to any site or network, distribute child pornography, obscenity or defamatory material, or infringe patents, copyrights, trademarks or other intellectual property rights.

12.  Limitation of Liability.

In no event shall CareerEngine's liability to ((COMPANY_AKA)) arising out of a breach of this agreement exceed the total amount of one monthly fee. In no event will either party be liable for any consequential, incidental, indirect, special or punitive damages whatsoever.


11.  Termination.

     a. Notwithstanding Section B hereof either party may terminate this Agreement upon the occurrence of any of the following events by giving written notice to the other party (the Defaulting Party) not less than thirty (30) days prior to the effective date of such termination as specified in the notice: (i) any material breach by the defaulting party of this agreement, which breach remains uncured for a period of thirty (30) days after the giving notice to the Defaulting Party of its breach (ii) any voluntary or involuntary filing bankruptcy, reorganization or receivership or under similar laws for the protection of creditors, by or directed against the Defaulting Party of any of its assets for the benefit of creditors; or any liquidation or dissolution of the Defaulting Party.

     b. Upon the expiration of the term or any termination of this Agreement, all amounts owed by one party to the other party under this Agreement shall become immediately due and payable

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          i.   Section  13, 15, 17 and 18 shall  survive the  expiration  of the
               Term or any termination of this agreement

     c. Upon the expiration of the term or any termination of this Agreement, each party agrees to promptly return to the other party, or to destroy at such other party's election all data, records and materials of such other party, if any, in its possession.

12.      Notice

All notices required to be given hereunder shall be in writing and shall be deemed given upon personally delivered to the party to be notified or by a nationally recognized courier upon proof of delivery and addressed to the party to be notified at address indicated for such party below or such other address as such party may designate by ten days advanced written notice to the other party:

                                  ((Address1))
                                  ((Address2))
                                  ((City)),((State))((PostalCode))
                                  ((WorkPhone))

                                  CareerEngine
                                  Two World Trade Center
                                  Suite 2112
                                  New York, NY  10048

13.  Force Majeure

     Neither party shall have any liability for any failure or delay in performance of any of its obligations hereunder which are not within its direct or reasonable control and which is caused by any: act of God; act of a governmental or military authority or agency; fire, flood, earthquake, windstorm or other natural calamity, labor disturbance, lockout or strike; war; riot;
inability to obtain labor, materials or transportation on time; telecommunications failure or interruption of service, or data/word-processing failure or interruption of service (whether of hardware, software or both) or any other cause beyond its reasonable control, whether similar or dissimilar to any of the recited events..

14.  Assignment

Neither this Agreement nor any rights or obligations hereunder shall be assigned, sublicensed or otherwise transferred, in whole or in part, by either party without the other party's prior written consent except as otherwise provided herein.

15.  Non-Solicitation of Employees

Neither party may solicit for employment the employees of the other party during the term of this Agreement and for a period of twelve (12) months after termination of this Agreement without the express prior written consent of the other party, which shall not be unreasonably withheld.

16.  General Provisions

     a. Should any provision of this Agreement be held to be void, invalid or illegal by arbitration or a court of competent jurisdiction, the validity and enforceability of the other provisions shall not be affected thereby.

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     b.   This Agreement embodies the entire  understanding  between the parties with respect to the subject matter hereof, and supersedes any and all prior understandings and agreements, either oral or written, relating thereto.

     c. This Agreement is binding on the parties hereto and their respective successors and permitted assigns.

     d.   Any amendment hereof must be in writing and signed by both parties.

     e. Failure of either party to enforce any provision of this Agreement shall not constitute or be construed as a waiver of such provision nor of the right to enforce such provision.

     f. The headings and captions contained in this Agreement are inserted for convenience only and shall not constitute a part hereof.

17.  Indemnification

((COMPANY_AKA)) will defend, indemnify and save CareerEngine harmless from and against any and all claims, losses and liability relating to any infringement or threatened infringement of any patent, copyright or trademark, by use of the ((COMPANY_AKA)) trade name as permitted under this agreement or any loss or damage to property or any loss or damage arising from bodily injury, including death, when such loss or damage is caused by the negligent acts or omissions or intentional wrongdoing of ((COMPANY_AKA)) its employees, subcontractors or agents and which arises out of the performance of this Agreement, provided that CareerEngine gives ((COMPANY_AKA)) prompt written notice of any such claim of loss or damage and allows CareerEngine to control, and fully cooperate with ((COMPANY_AKA)) in, the defense and all related settlement negotiations and provided further the failure to give prompt notice shall not relieve ((COMPANY_AKA)) of its liability hereunder accept to the extent that such failure results in damage, prejudice or injury to ((COMPANY_AKA))

CareerEngine will defend, indemnify and save ((COMPANY_AKA)) harmless from and against any and all claims, losses and liability relating to any infringement or threatened infringement of any patent, copyright or trademark, by use of the CareerEngine trade name as permitted under this agreement or any loss or damage to property or any loss or damage arising from bodily injury; including death, when such loss or damage is caused by the negligent acts or omissions or intentional wrongdoing of CareerEngine, its employees, subcontractors or agents and which arises out of the performance of this Agreement, provided that ((COMPANY_AKA)) gives CareerEngine prompt written notice of any such claim of loss or damage and allows ((COMPANY_AKA)) to control, and fully cooperate with CareerEngine in, the defense and all related settlement negotiations, and provided further the failure to give prompt notice shall not relieve CareerEngine of its liability hereunder accept to the extent that such failure results in damage, prejudice or injury to CareerEngine.

18.  Ownership of Property

     a. CareerEngine acknowledges and agrees that ((COMPANY_AKA)) shall be the sole owner of all Property and/or Intellectual Property embodied in the ((COMPANY_AKA)) Career Website, including, without limitation, any enhancements thereof, and including, but not limited to, all job posting data, resumes, content and any trademarks, service marks and logos, whether now existing or hereafter arising. CareerEngine further agrees that it does not have, nor in the future claim to have, any rights or interests of any nature whatsoever in such Property and/ or Intellectual Property of ((COMPANY_AKA))

     b. ((COMPANY_AKA)) acknowledges and agrees that CareerEngine shall be the sole owner of all Property and/or Intellectual Property embodied in the CareerEngine service, including, without limitation, any enhancements thereof, and including, but not limited to any software and programming code, trademarks, service marks and logos, whether now existing or hereafter arising.

          ((COMPANY_AKA)) further agrees that it does not have, nor in the future claim to have, any rights or interests of any nature whatsoever in such Property and/or Intellectual Property of CareerEngine.

     c. Any use by a party hereto of any mark or logo of any other party shall inure exclusively to the benefit of the party owning the mark or logo.

19.  Status of the Parties

The relationship between CareerEngine and ((COMPANY_AKA)) hereunder is solely that of independent contractors. No party shall be considered to be an employee or agent of the other (except for those purposes specifically enumerated in this Agreement); nor shall anything contained in this Agreement be construed to create any partnership or joint venture between or among the parties.

20.  Counterparts and Signatures

This agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which taken together shall constitute one agreement. Facsimile signatures shall have the same force and effect as original signatures. This Agreement shall be of force and effect upon the execution and delivery to both parties of a fully executed counterpart of same.

In Witness Whereof, the parties have executed this Agreement in duplicate, each to have the full force and effect of the original for all purposes, all as of the Effective Date.

CareerEngine, Inc.                        ((Company))

By:__________________________             By:___________________________

Name: _______________________             Name: ________________________

Title: ______________________             Title: _______________________

Date: _______________________             Date: ________________________

Initial ___________                       Initial ___________


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                                                ((COMPANY_AKA)) Initial _______
                                                   CareerEngine Initial _______

                                   ADDENDUM A
                               Additional Service

A. CareerEngine will be the Sales Contact for all job postings, banner ads, sponsorships, etc. on the career site for ((COMPANY_AKA)), whereas CareerEngine's phone number and e-mail address will be posted to the career site.

B. The CareerEngine Sales force will be available to((COMPANY_AKA))clients between the hours of 9:00 am and 5:00 pm, Monday through Friday (EST).



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                                                ((COMPANY_AKA)) Initial _______
                                                   CareerEngine Initial _______

                                   ADDENDUM B
                             Financial Consideration

1.   Percentage of Revenue    During the term of the Agreement, CareerEngine and
                              ((COMPANY_AKA)) shall share equally (__%/ __%) the
                              "Net  Revenue"  generated  at the  ((COMPANY_AKA))
                              Website  from  Products  (job   postings,   resume
                              connections, featured employers, advertisement and
                              all  other  revenue  sources).  "Net  Revenue"  is
                              defined as gross  revenue  from the  Products  and
                              minus   all   distribution    fees,   all   agency
                              commissions,    all   payment   processing   fees,
                              including  but not limited to those  incurred  for
                              online   processing   of  credit   cards  and  ACH
                              debiting.

2.   Payments                 CareerEngine     shall     remit     payment    to
                              ((COMPANY_AKA)) within 30 business days after the end of each calendar month for ((COMPANY_AKA))'s percentage of Net Revenues received in the prior month.

3.   Reporting                CareerEngine    will     supply((COMPANY_AKA))with
                              detailed  monthly  reports   calculating  the  Net
                              Revenue and tracking the source of the Net Revenue

4.   Review                   Both  Parties  agree to  review  and  discuss  the
                              percentage of revenues shared by each party at the end of the initial term and at the end of each renewal term


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                                                ((COMPANY_AKA)) Initial _______
                                                   CareerEngine Initial _______

                                   ADDENDUM C
             Additional Obligations of CareerEngine& ((COMPANY_AKA))

A.  NONE.


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                                                ((COMPANY_AKA)) Initial _______
                                                   CareerEngine Initial _______

                                   Addendum D
                         Project flowchart and Timeline